Exhibit 23.2



                              CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus constituting part of this Post-Effective Amendment No. 2 to Registration Statement on Form S-1, under the captions "Summary - Tax Status of Each Series," "Federal Income Tax Consequences," "Legal Matters" and "Experts."


/s/Sidley Austin LLP
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New York, New York
January 27, 2006